Exhibit 99.1

Hydrofarm Holdings Group Announces First Quarter 2021 Results
Company Updates Full Year 2021 Outlook

FAIRLESS HILLS, PA —May 13, 2021--Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), today announced financial results for its first quarter ended March 31, 2021.
First Quarter 2021 Highlights vs. Prior Year Period:
•Net sales increased 66.5% to $111.4 million compared to $66.9 million.
•Gross profit increased 100.8% to $23.2 million, or 20.8% of net sales, compared to $11.6 million, or 17.3% of net sales.
•Net income attributable to common stockholders was $4.9 million or $0.13 per diluted share compared to a net loss of ($3.7) million or ($0.18) per diluted share. Pro forma adjusted net income(1) was $7.3 million or $0.19 per pro forma diluted share compared to a loss of $(1.6) million or $(0.05) per pro forma diluted share.
•Adjusted EBITDA(1) increased to $9.9 million compared to $1.6 million.
Recent Developments:
•Completed follow-on equity offering raising approximately $309.8 million in net proceeds.
•Completed the acquisition of branded nutrient manufacturer, HEAVY 16.
Revised Full Year 2021 Outlook vs. Prior Year:
•Net sales growth of 30% to 40%.
•Adjusted EBITDA(1) of $36.0 million to $42.0 million.
(1)Adjusted EBITDA and Pro Forma Adjusted Net Income (Loss) are non-GAAP measures. For reconciliations of GAAP to non-GAAP measures see the ”Reconciliation of Non-GAAP Measures” accompanying this release.
Bill Toler, Chairman and Chief Executive Officer of Hydrofarm, said, “We’re pleased to report strong results to start 2021, which included our third straight quarter of organic sales growth of approximately 60% or more and a new record quarter of Adjusted EBITDA at $9.9 million, as we continue to benefit from broad growth across our product lines, geographies, and brand categories. Our impressive results continue to be driven by demand for our differentiated branded product offerings aided by strong tailwinds from a large and rapidly growing controlled environmental agriculture end market.”
Mr. Toler added, “With the recent successful completion of our follow-on offering of common stock, and the increased borrowing capacity we have from our new credit facility, we have further strengthened our balance sheet since becoming public and are well positioned to continue to invest in our organic growth, as well as execute our acquisition strategy going forward. Coupled with our innovative, high performance products, and strong service offerings, we believe we are uniquely positioned to capitalize on the unprecedented growth in CEA and we are convinced that we have only scratched the surface of the opportunity in front of us.”
Recent Developments
Acquisition of HEAVY 16
As previously announced, on May 3, 2021, the Company completed the acquisition of Field 16, LLC, the manufacturer and distributor of HEAVY 16, a line of premium plant nutrients (collectively “HEAVY 16”). The strategic combination of Hydrofarm’s leading distribution capabilities and HEAVY 16’s branded nutrient manufacturing capabilities is expected to enable the HEAVY 16 brand to grow more rapidly across the combined company’s customer base. The acquisition also fits squarely with Hydrofarm’s strategy to acquire branded manufacturers in key CEA product categories, such as plant nutrients.
Follow-on Offering of Common Stock
Additionally, on May 3, 2021, the Company completed a public offering of its common stock. A total of 5,526,861 shares were sold in the offering at a price of $59.00 per share, including 720,894 shares sold pursuant to the full exercise of the underwriters’ option. All of the shares in the offering were offered by Hydrofarm. The net proceeds to the Company from this offering, after deducting the underwriting discounts and commissions and offering expenses payable by the Company, were approximately $309.8 million.
First Quarter 2021 Financial Results
Net sales in the first quarter of 2021 were $111.4 million, an increase of $44.5 million or 66.5% compared to the first quarter of 2020, driven by an approximate 59.6% increase in volume of products sold and an approximate 6.9% increase in price/mix of products sold. The growth in volume of products sold was related to increased demand from multiple end-markets, including, but not limited to, California, Oklahoma, Michigan and Canada, and higher demand across each of our Proprietary, Preferred and Distributed brand categories. The increase in price was primarily related to list price increases and more effective sales incentives.
Gross profit increased $11.7 million or 100.8% to $23.2 million compared to the first quarter of 2020, driven by the increase in net sales and an approximate 350 basis point improvement in gross margin to 20.8% compared to 17.3% in the first quarter of 2020. The year-over-year improvement in gross margin resulted primarily from a more favorable sales mix of proprietary products which typically carry a higher gross margin than our preferred and distributed branded products.
Selling, general and administrative (“SG&A”) expense was $16.8 million in the first quarter of 2021 compared to $11.7 million in the first quarter of 2020. As a percentage of net sales, SG&A expense improved to 15.1% from 17.5%. The increase in SG&A expense was primarily related to higher management salaries, professional fees, insurance costs, and share-based compensation as a result of the Company’s growth and transition to a public company. SG&A expense, excluding share-based compensation and depreciation/amortization expenses, decreased to 12.7% of net sales from 15.1% of net sales in the prior year period.

Net income attributable to common stockholders was $4.9 million or $0.13 per diluted share in the first quarter of 2021 compared to a net loss of ($3.7) million or ($0.18) per diluted share in the first quarter of 2020. Pro Forma Adjusted Net Income(1) was $7.3 million or $0.19 per pro forma diluted share in the first quarter of 2021 compared to a loss of ($1.6) million or ($0.05) per pro forma diluted share in the first quarter of 2020.
Adjusted EBITDA(1) increased over 500% to $9.9 million, or 8.9% of net sales, for the first quarter of 2021 from $1.6 million, or 2.4% of net sales, in the first quarter of 2020. The improvement in Adjusted EBITDA was driven by an increase in net sales, the improvement in gross profit margin and leverage realized on SG&A expense, excluding stock-based compensation and depreciation/amortization expenses.
Balance Sheet and Liquidity
As of March 31, 2021, the Company had cash of approximately $62.0 million and an aggregate principal amount of debt outstanding of $1.1 million, as well as $50.0 million of available borrowing capacity under its revolving credit facility. The Company received approximately $309.8 million in net proceeds from the aforementioned follow-on equity offering completed on May 3, 2021 and anticipates receiving approximately $56.8 million available in additional equity capital from the future exercise of Investor Warrants by the Investor Warrant holders. The Company expects the net proceeds from the recent equity offering and the future exercise of the Investor Warrants to be used to accelerate its growth plans, including potential future acquisitions.
Full Year 2021 Outlook
In light of recent performance and completion of the HEAVY 16 acquisition, the Company is providing the following updated guidance for the full year 2021:
•Net sales growth between 30% and 40% with stronger growth in the first half and moderating growth in the second half.
•Adjusted EBITDA(1) of $36.0 million to $42.0 million representing full year margin expansion to approximately 8.1% to 8.9%.
(1)Adjusted EBITDA is a non-GAAP measure. For reconciliations of GAAP to non-GAAP measures see the ”Reconciliation of Non-GAAP Measures” accompanying this release.
The Company’s 2021 outlook includes the following assumptions, which largely remain unchanged:
•Additional annual facility expenses of approximately $2.0 to $3.0 million, of which approximately half will impact fiscal 2021, as we expand our distribution center footprint by over 25% over the course of the year;
•Capital expenditures of approximately $4.0 to $5.0 million (up from $3.5 to $4.0 million); and
•An effective tax rate of 12% to 16% of pre-tax book income.
With respect to projected fiscal year 2021 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable effort due to the variability, complexity and low visibility with respect to certain items, including, but not limited to, stock-based compensation and employer payroll taxes, uncertainties caused by the global COVID-19 pandemic, changes to the regulatory landscape, and certain potential future transaction expenses, which are excluded from Adjusted EBITDA. We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Conference Call
The Company will host a conference call to discuss financial results for the first quarter of 2021 today at 5:00 p.m. Eastern Standard Time. Bill Toler, Chairman and Chief Executive Officer, and John Lindeman, Chief Financial Officer, will host the call.
The conference call can be accessed live over the phone by dialing 1-201-389-0879. A replay will be available after the call until Thursday, May 20, 2021 and can be accessed by dialing 1-412-317-6671. The passcode is 13718921. The conference call will also be webcast live and archived on the corporate website at www.hydrofarm.com, under the “Investors” section.
About Hydrofarm
Hydrofarm is a leading independent distributor and manufacturer of hydroponics equipment and supplies for controlled environment agriculture, including grow lights, climate control solutions, growing media and nutrients, as well as a broad portfolio of innovative and proprietary branded products. For over 40 years, Hydrofarm has helped growers make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:
The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.
Contacts:
Investor Contact
Fitzhugh Taylor / ICR
ir@hydrofarm.com

Media Contact
The LAKPR Group
Hannah Arnold, 202-559-9171, harnold@lakpr.com
Lynn Trono, 323-672-8226, ltrono@lakpr.com
-or-
Hydrofarm
Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com

Hydrofarm Holdings Group, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2021	2020
Net sales	$111,389	$66,897
Cost of goods sold	88,166	55,333
Gross profit	23,223	11,564
Operating expenses:
Selling, general and administrative	16,826	11,722
Impairment, restructuring and other	15	9
Income (loss) from operations	6,382	(167)
Interest expense	(90)	(2,803)
Loss on debt extinguishment	(680)	—
Other income, net	84	21
Income (loss) before tax	5,696	(2,949)
Income tax expense	(756)	(144)
Net income (loss)	4,940	(3,093)
Cumulative dividends allocated to Series A Convertible Preferred Stock	—	(634)
Net income (loss) attributable to common stockholders	$4,940	$(3,727)

Net income (loss) per share attributable to common stockholders:
Basic	$0.15	$(0.18)
Diluted	$0.13	$(0.18)
Weighted-average shares of common stock outstanding:
Basic	33,717,103	20,688,439
Diluted	38,997,031	20,688,439

Hydrofarm Holdings Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$60,264	$75,178
Restricted cash	1,777	1,777
Accounts receivable, net	33,520	21,626
Inventories	96,277	88,618
Notes receivable	—	3,151
Prepaid expenses and other current assets	13,825	9,567
Total current assets	205,663	199,917
Property and equipment, net	3,771	3,988
Operating lease right-of-use assets	17,360	18,289
Intangible assets, net	51,267	52,421
Other assets	4,616	1,180
Total assets	$282,677	$275,795
Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$36,807	$22,638
Accrued expenses and other current liabilities	14,177	21,615
Current portion of lease liabilities	3,836	3,701
Current portion of long-term debt	822	746
Total current liabilities	55,642	48,700
Long-term lease liabilities	14,385	15,320
Long-term debt	238	290
Other long-term liabilities	564	567
Total liabilities	70,829	64,877
Convertible preferred stock ($0.0001 par value; 50,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2021 and December 31, 2020)	—	—
Stockholders’ equity
Common stock ($0.0001 par value; 300,000,000 shares authorized; 33,970,364 and 33,499,953 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	3	3
Additional paid-in capital	360,015	364,248
Accumulated other comprehensive income	822	599
Accumulated deficit	(148,992)	(153,932)
Total stockholders’ equity	211,848	210,918
Total liabilities, convertible preferred stock and stockholders’ equity	$282,677	$275,795

Hydrofarm Holdings Group, Inc.
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except share and per share amounts)

Adjusted EBITDA	Three months ended March 31,
	2021	2020
Net Income (Loss)	$4,940	$(3,093)
Interest expense (1)	90	2,803
Income taxes	756	144
Depreciation and amortization	1,591	1,715
Impairment, restructuring and other (2)	15	9
Acquisition expenses (3)	659	—
Other income, net	(84)	(21)
Stock-based compensation (4)	1,258	34
Loss on debt extinguishment (5)	680	—
Adjusted EBITDA	$9,905	$1,591
Adjusted EBITDA as a percent of net sales	8.9%	2.4%

Pro Forma Adjusted Net Income (Loss)	Three months ended March 31,
	2021	2020
Net Income (Loss)	$4,940	$(3,093)
Interest expense (1)	90	2,803
Impairment, restructuring and other (2)	15	9
Acquisition expenses (3)	659	—
Stock-based compensation (4)	1,258	34
Loss on debt extinguishment (5)	680	—
Incremental public costs (6)	—	(1,088)
Income tax expense on adjustments (7)	(351)	(229)
Pro forma adjusted net income (loss)	$7,291	$(1,564)

Net income (loss) per share - pro forma:
Basic	$0.22	$(0.05)
Diluted	$0.19	$(0.05)
Weighted-average shares outstanding - pro forma:
Basic (8)	33,717,103	33,499,953
Diluted	38,997,031	33,499,953
1. Reflects the adjustment to eliminate the historical interest expense for all periods presented that were based upon actual outstanding balances before the application of the net proceeds from our IPO.
2. Reflects the elimination of the impairment, restructuring and other for the periods presented.
3. Reflects the elimination of consulting, transaction services and legal fees incurred for the completed HEAVY16 acquisition and certain potential acquisitions.
4. Reflects the elimination of the stock-based compensation and related employer payroll taxes on stock-based compensation for the periods presented.
5. Reflects the elimination of one-time charges for loss on debt extinguishment for 2021.

6. Reflects an estimate of recurring incremental legal, accounting/SOX, D&O insurance, public company director fees and expenses and other compliance costs we expect to incur as a public company.
7. Reflects the tax expense related with adjustments in 1 through 6 above at the normalized tax rate of 13%, which reflects our estimated long-term effective tax rate.
8. Reflects (i) 9,966,667 additional shares of common stock issued in the IPO, (ii) all RSUs converted to common stock as of December 31, 2020, and (iii) the conversion of all of our outstanding Series A Convertible Preferred Stock into common stock, as if all of these transactions occurred at the beginning of fiscal year 2020.

Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

To supplement our condensed unaudited consolidated financial statements which are prepared in accordance with GAAP, we use “Adjusted EBITDA”, “Adjusted EBITDA as a percent of net sales”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Net Income per Diluted Share” which are non-GAAP financial measures. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

We define Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, acquisition-related expenses, loss on debt extinguishment and other income, net), which we do not consider in our evaluation of ongoing operating performance.

We define Adjusted EBITDA as a percent of net sales as adjusted EBITDA as defined above divided by net sales realized in the respective period.

We define Pro Forma Adjusted Net Income as net income (loss) excluding (i) pro forma adjustments to interest expense for all periods presented as if our IPO and the resulting paydown of all outstanding debt had occurred at the beginning of each period presented, (ii) share-based compensation and employer payroll taxes on share-based compensation which have disproportionately impacted select periods presented as certain awards had catch-up vesting conditions triggered by the IPO, (iii) certain other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, acquisition-related expenses, loss on debt extinguishment), which we do not consider in our evaluation of ongoing operating performance but including (iv) incremental costs of being a public company estimated for the periods presented during which the Company was not yet public and (v) the pro forma income tax expense resulting from the above adjustments to net income.

We define Pro Forma Adjusted Net Income per Diluted Share as pro forma adjusted net income as defined above divided by the weighted average shares that would have been outstanding if our IPO had occurred at the beginning of each period presented.